Exhibit 5.1

July 15, 2008

ICP Solar Technologies Inc.
7075 Place Robert-Joncas
Montreal, Quebec H4M 2Z2

Re: Registration Statement on Form S-1 Relating to 20,789,589 shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for ICP Solar Technologies Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act") related to the registration of (i) 6,666,666 shares of common stock issuable upon the exercise of Series A warrants, (ii) 6,666,666 shares of common stock issuable upon the exercise of Series B warrants, (iii) 6,666,666 shares of common stock issuable upon the exercise of Series C warrants (the securities described in (i) through (iii), collectively, the "Warrant Shares"), and (iv) 789,591 shares issuable to selling stockholders in the event the Company elects to make interest payments under outstanding 11% senior secured convertible debentures, due June 13, 2010, held by them in the form of shares of its Common Stock (the "Interest Shares"). Collectively, the Warrant Shares and the Interest Shares are referred to herein as the "Shares".

This opinion is delivered in connection with the filing by the Company of the Registration Statement and pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act. We express no opinion herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the: (i) the Registration Statement; (ii) the Articles of Incorporation and By-Laws of the Company, as amended and as in effect on the date hereof; (iii) the resolutions adopted by the Board of Directors of the Company by written consent relating to the issuance of the Shares in connection with that certain private placement closed June 13, 2008; (iv) the forms of the warrants and debentures referred to above. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to as copies or facsimiles. As to any facts material to this opinion, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

We are of the opinion that (i) the Warrant Shares have been duly authorized and, upon exercise of the warrants pursuant to their terms, will be legally issued, fully paid and nonassessable under the corporate laws of the State of Nevada; and (ii) the Interest Shares have been duly authorized and, if and when issued pursuant to the terms of the debentures, will be legally issued, fully paid and nonassessable under the corporate laws of the State of Nevada.

We are not admitted to practice in the State of Nevada. However, we have reviewed relevant portions of the Business Corporation Act of the State of Nevada (the "NBCA") and have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. With your consent, this opinion letter is limited, as set forth above, to the NBCA, as such laws presently exist and our limited review thereof, and to the facts as they presently exist, and we express no opinion as to the applicability or effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement as the counsel who will pass upon the validity of the Shares. In giving this consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the 1933 Act or the General Rules and Regulations of the Securities and Exchange Commission.

This opinion speaks as of the date hereof, and we undertake no (and disclaim any) obligation to advise you or any other person of any event or circumstance affecting any matter set forth herein that may occur after the date hereof.

Very truly yours,

/s/ Burns & Levinson LLP

BURNS & LEVINSON LLP